                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           American Realty Trust, Inc.
                (Name of Registrant as Specified in Its Charter)

           Robert A. Waldman, Secretary of American Realty Trust, Inc.
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - - --------------------------------------------------------------------------------
     (3) Filing party:

- - - --------------------------------------------------------------------------------
     (4) Date filed:

- - - --------------------------------------------------------------------------------

- - - ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of American Realty Trust, Inc.:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of American Realty Trust, Inc. (the "Company") will be held at 2:00 p.m., Dallas time, on Monday, December 19, 1994, at 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote upon the following matters:

          (1) the election of two Class III Directors of the Company for a three-year term expiring in 1997; and

          (2) the transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Stockholders of record at the close of business on Monday, November 21, 1994, will be entitled to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign and mail the enclosed proxy to American Stock Transfer and Trust Company in the envelope provided. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING. Your vote is important, regardless of the number of shares of the Company's common stock ("Shares") you own.

Dated: November 22, 1994

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                              OF AMERICAN REALTY TRUST, INC.

                                                  /s/ ROBERT A. WALDMAN
                                                    Robert A. Waldman
                                                        Secretary

                                   IMPORTANT

     YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE COMPANY TO FURTHER EXPENSE

     If your Shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your Shares. Please contact promptly the person responsible for your account and give instructions for your Shares to be voted.

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 19, 1994
                             ---------------------
                        GENERAL STOCKHOLDER INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Trust, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of two Class III Directors for a three-year term expiring in 1997, and (2) the transaction of such other business as may properly come before the meeting or any adjournments thereof. The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, December 19, 1994 at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Company's financial statements for the year ended December 31, 1993 were audited by BDO Seidman. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about November 22, 1994. The Annual Report to Stockholders for the year ended December 31, 1993, has been mailed to all Stockholders under separate cover.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993 AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                         INVESTOR RELATIONS
                         AMERICAN REALTY TRUST, INC.
                         10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                         DALLAS, TEXAS 75231

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of the Company's common stock (the "Shares") at the close of business on Monday, November 21, 1994, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on November 11, 1994 there were 2,929,164 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date. The Company has issued preferred share purchase rights which do not entitle their holders to vote.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the two nominees as Class III Directors (Proposal One), Stockholders may choose to vote for both of the nominees, withhold authority for voting for both of the nominees or withhold authority for voting for any individual nominee. In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of both nominees for election to the Board of Directors. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

     Pursuant to Section 3.2 of the By-laws of the Company, election of any Director requires the affirmative vote of a plurality of the votes cast at a meeting of Stockholders at which a quorum is present and voting. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Section 2.5 provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

     As of November 11, 1994, management and affiliates held 1,759,268 Shares representing approximately 60.1% of the Shares outstanding. Management intends to vote such Shares for the election of the two nominees for Class III Directors in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

     Any proposal intended to be presented by a Stockholder at the 1995 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than March 31, 1995, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 PROPOSAL ONE:
                        ELECTION OF CLASS III DIRECTORS

     At the 1989 Annual Meeting of Stockholders, the Stockholders adopted an amendment to the By-laws establishing three classes of Directors to serve for staggered three-year terms. The terms of two of the Company's five
Directors -- the Class III Directors -- expire at the 1994 Annual Meeting.

NOMINEES

     Ryan T. Phillips and Dale A. Crenwelge have been nominated to serve as Class III Directors of the Company for new terms expiring in 1997. Mr. Phillips is currently a Class III Director of the Company. The other current Class III Director, Tilmon Kreiling, Jr., has chosen not to stand for reelection. Each of the nominees has been nominated by the Board of Directors to serve for a three-year term or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Class III Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Class III Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominee and, unless the Board of Directors takes action to reduce the number of Class III Directors, for such other person(s) as he or she may select in place of such nominee(s).

     The two nominees for Class III Directors are listed below, together with their ages, terms of service, principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director or nominee, means that the individual is an officer, director or employee of the Company's advisor, Basic Capital Management, Inc. ("BCM" or the "Advisor"), or an officer of the Company. The designation "Independent", when used below with respect to a Director or nominee, means that the individual is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".

                             NAME, PRINCIPAL OCCUPATIONS,
                         BUSINESS EXPERIENCE AND DIRECTORSHIPS                           AGE
- - - ---------------------------------------------------------------------------------------  ---
RYAN T. PHILLIPS: Director (Class III) (Affiliated) (since 1992)                         25

President (since July 1994) of Signature Asset Management, Inc., a real estate investment company in Dallas, Texas; Real Estate Investor (since January 1992); Real
Estate Analyst (1991 to 1993) with Kelley, Lundeen & Crawford in Dallas, Texas;
graduate of Southern Methodist University School of Business (May 1991); and Trustee of
a trust for the benefit of the children of Gene E. Phillips. Such trust is the 100%
beneficial owner of BCM, the advisor to the Company. Ryan T. Phillips is the son of
Gene E. Phillips, and has served as a director of BCM since February 1991.

DALE A. CRENWELGE: Nominee (Class III) (Independent)                                     36

President (since 1989) of Longhorn Consultants Commercial Real Estate Group, Inc. and
Crenwelge Commercial Consultants, Inc., real estate marketing and management firms;
and Assistant to the President (1985 to 1989) of Thompson Properties, a commercial real estate development, brokerage, management and investment company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

     The Class I and Class II Directors, whose terms do not expire this year, are listed below, together with their ages, classes, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to the Directors, means that the Director is an officer, director or employee of BCM or an officer of the Company. The designation "Independent", when used below with respect to a Director, means that the Director is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".

                             NAME, PRINCIPAL OCCUPATIONS,
                         BUSINESS EXPERIENCE AND DIRECTORSHIPS                           AGE
- - - ---------------------------------------------------------------------------------------  ---
OSCAR W. CASHWELL: Director (Class I) (Affiliated) (since 1992); term as Director        67
  expires in 1995.

President (since February 1994) of Continental Mortgage and Equity Trust, Income
Opportunity Realty Trust and Transcontinental Realty Investors, Inc.; President and
Director of Property and Asset Management (since January 1994) of BCM; Assistant to the
President, Real Estate Operations (July 1989 to December 1993) of BCM; President (since
February 1994) and Director (since March 1994) of Syntek Asset Management, Inc., the managing general partner of Syntek Asset Management, L.P., which is the general partner of National Realty, L.P. and National Operating, L.P. and a corporation owned by BCM;
and Assistant to the President, Real Estate Operations (March 1982 to June 1989) of
Southmark Corporation.

AL GONZALEZ: Director (Class II) (Independent) (since 1989); term as Director expires    58
  in 1996.

President (since March 1991) of AGE Refining, Inc., a petroleum refining and marketing firm; President (January 1988 to March 1991) of Moody-Day Inc., which sells and leases construction equipment and supplies; owner and President of Gulf-Tex Construction
Company ("Gulf-Tex"); owner and lessor of two restaurant sites in Dallas, Texas;
Director (since April 1990) of Avacelle, Inc. ("Avacelle"); Director (1988 to 1992) of
Medical Resource Companies of America; and member (1987 to 1989) of the Dallas City
Council. On January 20, 1989, Gulf-Tex filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code which proceeding was dismissed on July 25, 1989 upon the motion of Gulf-Tex. On March 18, 1992, Avacelle filed a voluntary petition under
Chapter 11 of the United States Bankruptcy Code and an Order confirming its Plan of
Reorganization was entered October 18, 1993 by the United States Bankruptcy Court,
Northern Division of Oklahoma.

                             NAME, PRINCIPAL OCCUPATIONS,
                         BUSINESS EXPERIENCE AND DIRECTORSHIPS                           AGE
- - - ---------------------------------------------------------------------------------------  ---
G. WAYNE WATTS: Director (Class II) (Independent) (since 1984); term as Director         52
  expires in 1996.

President (since December 1993) of Palmetto Industries, Inc., manufacturer of industrial products; Director (since 1988) of International Operations of Harkness
International; Director (since 1987) of Southmark California; Marketing Manager (1985 to 1988) of Steel Heddle Manufacturing Company, a manufacturer and major supplier of textile machinery and industrial replacement parts; Director of Syntek Finance
Corporation (1983 to 1989); Vice President of Sales and owner of Fountain Industries, a manufacturer of automotive parts and assemblies and metal stampings (1989 to March
1994); and Director of Avacelle (since January 1994). On November 1, 1993, Fountain
Industries filed a voluntary petition under Chapter 11 of the United States Bankruptcy
Code. In January 1994, the Chapter 11 proceedings were converted to Chapter 7 liquidation proceedings.

     Separation of Certain Former Members of Management from Southmark Corporation. Gene E. Phillips served as a Director and Chairman of the Board of the Company until November 16, 1992. William S. Friedman served as President and Director of the Company until December 31, 1992. Until January 17, 1989, Messrs. Phillips and Friedman were directors and officers of Southmark Corporation ("Southmark"). Messrs. Phillips and Friedman entered into a series of agreements (collectively, the "January Agreements"), which, among other things, involved their resignation from their positions with Southmark and certain of its affiliates. However, Messrs. Phillips and Friedman remained directors and executive officers of the Company and certain other entities.

     Although Gene E. Phillips no longer serves as an officer or director of BCM or as a Director or officer of the Company, he currently serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with management of BCM and input with respect to its performance of advisory services for the Company. Mr. Friedman no longer serves as an officer or director of BCM or as a director or officer of the Company and has no involvement in the management of the Company.

     On July 12, 1989, the Company closed a set of related agreements (collectively, the "Southmark Separation Agreements") with its then-largest stockholder, Southmark, essentially terminating the Company's relationship with Southmark and resulting in a substantial restructuring of the Company's balance sheet.

     On July 14, 1989, Southmark filed a voluntary petition of bankruptcy under Chapter 11 of the United States Bankruptcy Code. Southmark requested that the Bankruptcy Court appoint an examiner to investigate and review pre-Chapter 11 third-party transactions and relations and potential causes of action on behalf of the Southmark bankruptcy estate and in September 1989, the court appointed an examiner.

     The examiner issued a series of five separate reports in Southmark's bankruptcy proceeding. In his Final Report, filed on July 9, 1990, the examiner recommended that Southmark pursue claims against Messrs. Phillips and Friedman for their conduct that allegedly caused, in whole or in part, the losses reported in the examiner's Final and Interim Reports.

     The Final Report expressed the examiner's conclusion that (i) "poor business practices [were] employed in the acquisition and management of many of Southmark's subsidiaries," (ii) Southmark's real estate assets were overvalued by as much as $800 million, (iii) repeated transactions by Southmark while it was controlled by Messrs. Phillips and Friedman produced only paper or "phantom" profits, (iv) the independent directors of Southmark were "basically yes men,"
(v) Southmark "engaged in many transactions with related entities" and these transactions "often resulted in substantial benefits for Messrs. Phillips and Friedman and their affiliates at Southmark's expense," and (vi) Messrs. Phillips and Friedman as well as Southmark had "many business dealings with high-powered figures, many of whom have been convicted, indicted or are under investigation in connection with savings and loan fraud and were in a position to assist [Messrs.] Phillips and

Friedman in their numerous real estate ventures," and that the "number of transactions between these individuals were . . . extensive."

     Messrs. Phillips and Friedman have emphatically denied the examiner's allegations, and believe that the examiner's Final Report contained material factual errors and unsubstantiated allegations and misleading innuendos. Moreover, based on the fact that the examiner made no attempt to depose or interview them concerning his investigation, they believe the Final Report was not based on an objective analysis and exemplified the examiner's abject disregard of elementary fairness in eschewing the opportunity to consider facts which refute his biased contentions.

     Litigation Relating to Southmark Bankruptcy. During 1990 and 1991, several adversary proceedings were initiated against the Company and others by Southmark and its affiliates. On December 27, 1991, an agreement to settle all claims in connection with the Southmark adversary proceedings was executed by Southmark and the Company. The settlement covered all claims between Southmark and its affiliates and Messrs. Phillips and Friedman, Syntek West, Inc. ("SWI"), National Realty, L.P. ("NRLP"), Income Opportunity Realty Trust ("IORT"), Transcontinental Realty Investors, Inc. ("TCI"), Continental Mortgage and Equity Trust ("CMET"), National Income Realty Trust ("NIRT"), Vinland Property Trust ("VPT") and the Company. The final settlement of such litigation concluded all suits in which the Company was a defendant. Pursuant to the settlement agreement, Southmark received $13.2 million from the various settling defendants.

     The Company paid Southmark a total of $2,435,000 between 1992 and July 1994. In addition, on February 25, 1992, the Company assigned Southmark a 19.2% limited partnership interest in Syntek Asset Management, L.P. ("SAMLP"), the general partner of NRLP and National Operating, L.P. ("NOLP") the operating partnership of NRLP, and the Company received Southmark's interest in Novus Nevada, Inc. The Company has a three-year option, which expires on December 27, 1994, to reacquire the 19.2% interest in SAMLP for $2.4 million, less any distributions received by Southmark. On May 1, 1992, the Company received from Southmark land and a ground lease in Denver, Colorado, land in Forest Park, Georgia, a mortgage note secured by land in Tabiena, Utah and a participation in a mortgage note secured by a retail property in Forest Park, Georgia. The Company believes these assets have an aggregate value at least equal to the consideration the Company has paid to Southmark.

     To secure the settlement payment obligations to Southmark, in February 1992 the Company issued 390,000 new Shares of its common stock to ATN Equity Partnership ("ATN") which pledged such Shares to Southmark along with securities of TCI and NRLP. ATN was a general partnership of which the Company, TCI and NRLP were general partners. ATN was formed solely to hold title to the securities issued by each partner and to pledge such securities to Southmark. All of the collateral Shares have been released from the pledge and Shares have been returned to the Company and cancelled. The Company also pledged to Southmark its remaining limited partner interest in SAMLP. Such collateral was also released concurrent with the final payment in July 1994.

     In addition to the pledge of securities to Southmark, Messrs. Phillips and Friedman, the Company and SWI each executed and delivered separate, final, nonappealable judgments in favor of Southmark, each in the amount of $25.0 million. In the event of default, Southmark was entitled to entry of those judgments and to recover from the parties an aggregate of $25.0 million, subject to reduction for any amounts previously paid. The settlement obligations have been met, and the judgments have been returned to the defendants.

     On February 25, 1992, the Company entered into an agreement with Messrs. Phillips and Friedman, SWI, CMET, NIRT, IORT and TCI relating to their settlement of litigation with Southmark. Pursuant to the agreement, TCI obtained the right to acquire four apartment complexes, five mortgage notes, two operating commercial properties and four parcels of developed land from Southmark and its affiliates.

     Southmark Partnership Litigation. One of Southmark's principal businesses was real estate syndication and from 1981 to 1987 Southmark raised over $500 million in investments from limited partners of several hundred partnerships. The following two cases relate to and involve such activities.

     In an action filed in May 1992 in a Texas state court captioned HCW Pension Real Estate Fund, et al. v. Phillips et al., the plaintiffs, fifteen former Southmark related public limited partnerships, alleged that the defendants violated the partnership agreements by charging certain administrative costs and expenses to the plaintiffs. The complaint alleged claims for breach of fiduciary duty, fraud and conspiracy to commit fraud and sought to recover actual damages of approximately $12.6 million plus punitive damages, attorneys' fees and costs. The defendants included, among others, Messrs. Phillips and Friedman. In October 1993, the court granted partial summary judgment in favor of Messrs. Phillips and Friedman on the plaintiffs' breach of fiduciary duty claims. The plaintiffs' filed a notice of non-suit dismissing their remaining claims against Messrs. Phillips and Friedman on March 9, 1994.

     In an action filed in January 1993 in a Michigan state court captioned Van Buren Associates Limited Partnership, et. al. v. Friedman, et. al., the plaintiff, a former Southmark sponsored limited sponsorship, alleges a claim for breach of fiduciary duty in connection with the 1988 transfer of certain property by the partnership. The plaintiff seeks damages in an unspecified amount, plus costs and attorneys fees. The plaintiff also seeks to quiet title to the property at issue. The defendants include, among others, Messrs. Phillips and Friedman.

     San Jacinto Savings Association. On November 30, 1990, San Jacinto Savings Association ("SJSA"), a savings institution that was owned by Southmark since 1983 and for which Mr. Phillips served as a director from 1987 to January 1989, was placed under conservatorship of the Resolution Trust Corporation ("RTC") by federal banking authorities. On December 14, 1990, SJSA was converted into a Federal Association and placed in receivership. The government has reportedly alleged that SJSA's poor financial condition was attributable in part to "a pattern of high-risk real estate investments made after Southmark bought it in 1983," and that it had "poor procedures for determining loss reserves and relied 'excessively' on deposits gathered through brokerage houses that enable[d] it to grow rapidly." On November 26, 1993, the RTC filed lawsuits in Dallas and New York City against Mr. Phillips, six former directors, auditors and lawyers of SJSA, alleging that the auditors and former directors could and should have stopped SJSA's poor lending practice during the period it was owned by Southmark and that the former directors abdicated their responsibility for reviewing loans during the same period. The Office of Thrift Supervision is also conducting a formal examination of SJSA and its affiliates.

     Litigation Relating to Lincoln Savings and Loan Association, F.A. In an action filed in the United States District Court for the District of Arizona on behalf of Lincoln Savings and Loan Association, F.A. ("Lincoln") and captioned RTC v. Charles H. Keating, Jr., et al., the RTC alleges that Charles H. Keating and other persons, including Mr. Phillips, fraudulently diverted funds from Lincoln.

     The RTC alleges that Mr. Phillips aided and abetted the insider defendants in a scheme to defraud Lincoln and its regulators; that Southmark, its subsidiaries and affiliates, including SJSA, facilitated and concealed the use of Lincoln funds to finance the sale, at inflated prices, of assets of Lincoln's parent, American Continental Corporation ("ACC"), in return for loans from Lincoln and participations in contrived transactions; that the insider defendants caused Lincoln and its subsidiaries to loan substantial sums to Southmark and its affiliates, and that in return, Mr. Phillips caused Southmark to purchase ACC assets at inflated prices. The RTC alleges that Lincoln and/or ACC engaged in three illegal transactions with Southmark or its affiliates while Mr. Phillips was affiliated with Southmark.

     The RTC alleges nine separate causes of action against Mr. Phillips, including aiding and abetting the violation of, and conspiracy to violate, federal and state RICO statutes, violations of Arizona felony statutes, common law fraud, civil conspiracy and breach of fiduciary duty. The RTC seeks to recover from the defendants more than $1 billion, as well as treble damages under the federal RICO statute, punitive damages of at least $100 million and attorneys' fees and costs. Trial of the RTC's claims against Mr. Phillips was scheduled to begin in June 1993. However, the case was removed from the trial docket to facilitate settlement negotiations.

     It has also been reported that the Justice Department and the Securities and Exchange Commission have been asked to investigate Lincoln's possible links to Southmark.

BOARD AND COMMITTEE MEETINGS

     The Company's Board of Directors held six meetings during 1993. For such year, no incumbent Director attended fewer than 75% of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served, except that Messrs. Gonzalez and Kreiling each attended only four of the Board meetings held in 1993.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The members of the Audit Committee are G. Wayne Watts (Chairman) and Al Gonzalez. The Audit Committee met twice during 1993.

     The Board of Directors has a Stock Option Committee to administer its 1987 Stock Option Plan. The function of the Stock Option Committee is, among other things, to determine which persons will be granted options, the number of Shares to be covered by the options and the exercise period of the options within the terms of the 1987 Stock Option Plan. The members of the Stock Option Committee are G. Wayne Watts and Al Gonzalez. The Stock Option Committee did not meet in 1993.

     In January 1993, the Board of Directors established an Executive Committee to act as the liaison with the Advisor on the Company's business plan and investment policy decisions. The members of the Executive Committee were G. Wayne Watts, Ryan T. Phillips and Oscar W. Cashwell. The Executive Committee held two formal meetings during 1993. In October 1993, the Board elected Karl L. Blaha to serve as President of the Company. Mr. Blaha now performs the former duties of the Executive Committee.

     The Board of Directors does not have nominating or compensation committees.

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Company:
Karl L. Blaha, President; Hamilton P. Schrauff, Executive Vice President and Chief Financial Officer; and Thomas A. Holland, Senior Vice President and Chief Accounting Officer. Their positions with the Company are not subject to a vote of Stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Blaha, Schrauff and Holland is set forth below.

                             NAME, PRINCIPAL OCCUPATIONS,
                        BUSINESS EXPERIENCE AND DIRECTORSHIPS                           AGE
- - - --------------------------------------------------------------------------------------  ----
KARL L. BLAHA: President (since October 1993) and formerly Executive Vice President       47
  and Director of Commercial Management (from April 1992 to October 1993).

Executive Vice President and Director of Commercial Management (since April 1992) of
Syntek Asset Management, Inc. ("SAMI"), BCM, TCI, CMET and IORT; Executive Vice
President and Director of Commercial Management (April 1992 to February 1994) of NIRT
and VPT; Partner - Director of National Real Estate Operations of First Winthrop
Corporation (August 1988 to March 1992); Corporate Vice President of Southmark
Corporation (April 1984 to August 1988); and President of Southmark Commercial
Management (March 1986 to August 1988).

HAMILTON P. SCHRAUFF: Executive Vice President and Chief Financial Officer (since         59
  October 1991).

Executive Vice President and Chief Financial Officer (since October 1991) of SAMI,
BCM, TCI, IORT and CMET; Executive Vice President and Chief Financial Officer (October
1991 to February 1994) of NIRT and VPT; Vice President Finance -- Partnership
Investments, Hallwood Group (December 1990 to October 1991); Vice President -- Finance
and Treasurer (October 1980 to October 1990) and Vice President -- Finance (November
1976 to September 1980) of Texas Oil & Gas Corporation; and Assistant
Treasurer -- Finance Manager (February 1975 to October 1976) of Exxon U.S.A.

                             NAME, PRINCIPAL OCCUPATIONS,
                        BUSINESS EXPERIENCE AND DIRECTORSHIPS                           AGE
- - - --------------------------------------------------------------------------------------  ----
THOMAS A. HOLLAND: Senior Vice President and Chief Accounting Officer (since July         52
  1990).

Senior Vice President and Chief Accounting Officer (since July 1990) of TCI, CMET,
IORT, BCM and SAMI; Senior Vice President and Chief Accounting Officer (July 1990 to
February 1994) of NIRT and VPT; Vice President and Controller of Southmark Corporation
(December 1986 to June 1990); Vice President -- Finance of Diamond Shamrock Chemical
Company (January 1986 to December 1986); Assistant Controller of Maxus Energy
Corporation (formerly Diamond Shamrock Corporation) (May 1976 to January 1986);
Trustee of Arlington Realty Investors (August 1989 to June 1990); and Certified Public
Accountant (since 1970).

OFFICERS

     Although not executive officers of the Company, the following persons currently serve as officers of the Company: Drew D. Potera, Treasurer; and Robert A. Waldman, Vice President and Secretary. Their positions with the Company are not subject to a vote of Stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                             NAME, PRINCIPAL OCCUPATIONS,
                         BUSINESS EXPERIENCE AND DIRECTORSHIPS                           AGE
- - - ---------------------------------------------------------------------------------------  ---
DREW D. POTERA: Treasurer (since August 1991) and formerly Assistant Treasurer           35
  (December 1990 to August 1991).

Treasurer (since December 1990) of IORT, CMET and TCI; Vice President, Treasurer and
Securities Manager (since July 1990) of BCM; Treasurer (December 1990 to February 1994)
of NIRT and VPT; and Financial Consultant with Merrill Lynch, Pierce, Fenner & Smith,
Incorporated (June 1985 to June 1990).

ROBERT A. WALDMAN: Secretary (since December 1989) and Vice President (since January     42
1993).

Vice President (since December 1990) and Secretary (since December 1993) of CMET, IORT and TCI; Vice President, Corporate Counsel and Secretary (since November 1989) of
BCM; Vice President (December 1990 to February 1994) and Secretary (December 1993 to
February 1994) of NIRT and VPT; Director (February 1987 to October 1989), General
Counsel and Secretary (1985 to October 1989) of Red Eagle Resources Corporation (oil
and gas); Assistant General Counsel, Senior Staff Attorney and Staff Attorney (1981 to
1985) of Texas International Company (oil and gas); and Staff Attorney (1979 to 1981)
of Iowa Beef Processors, Inc.

     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Shares of Common Stock are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1993. All of these filing requirements were satisfied by the Company's Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Company's Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Company's Board of Directors. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources for the Company. The advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's Board of Directors.

     American Realty Advisors, Inc. ("ARA") was the advisor of the Company from July 1, 1987 to February 6, 1989. In February 1989, the Company's Board of Directors voted to retain BCM as the Company's advisor. BCM is a corporation beneficially owned by a trust for the benefit of the children of Gene E. Phillips, who served as the Chairman of the Board and a Director of the Company until November 16, 1992. Ryan T. Phillips, the son of Gene E. Phillips and a Director of the Company, is also a director of BCM and a trustee of the trust which beneficially owns BCM. Mr. Cashwell, a Director of the Company, serves as President of BCM. Mr. Gene E. Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992.

     Mr. Gene E. Phillips serves as a representative of the trust which beneficially owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of November 11, 1994, BCM owned 1,147,851 Shares of the Company's Common Stock, 39.2% of the Shares then outstanding.

     BCM's principal business is providing real estate advisory services and acting as agent for real estate enterprises. The Company formalized its relationship with BCM by entering into a written advisory agreement effective as of February 6, 1989 (as amended through the date hereof, the "Advisory Agreement").

     The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.125% (1.5% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

     On October 23, 1991, based on the recommendation of BCM, the Company's Board of Directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $2.00 per share.

     In addition to base compensation, the Advisory Agreement provides for the following forms of compensation to be paid to BCM or an affiliate of BCM:

          (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or
     (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to non-affiliated brokers;

          (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

          (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

          (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets made under contracts entered into after April 15, 1989;

     and

          (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and the cost of miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

     If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

     Pursuant to the Advisory Agreement, BCM is the loan administration/servicing agent for the Company, under an agreement dated as of October 4, 1989, and terminable by either party upon thirty days' notice, under which BCM services most of the Company's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the loans serviced.

     Situations may develop in which the interests of the Company are in conflict with those of one or more Directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including CMET, TCI and IORT. BCM also performs certain administrative services for NRLP on behalf of NRLP's general partner, SAMLP. The Advisory Agreement provides that BCM may also serve as advisor to other entities. As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions -- Certain Business Relationships" below.

     The directors and principal officers of BCM are set forth below:

          Mickey Ned Phillips: Director

          Ryan T. Phillips: Director

          Oscar W. Cashwell: President and Director of Property and Asset
                             Management

          Hamilton P. Schrauff: Executive Vice President and Chief Financial
                                Officer

          Karl L. Blaha: Executive Vice President and Director of Commercial
                         Management

          Clifford C. Towns, Jr.: Executive Vice President, Finance

          Stephen R. Young: Executive Vice President, Acquisitions

          Randall M. Paulson: Executive Vice President

          Thomas A. Holland: Senior Vice President and Chief Accounting Officer

          Drew D. Potera: Vice President, Treasurer and Securities Manager

          Robert A. Waldman: Vice President, Corporate Counsel and Secretary

     Mickey Ned Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company. As of November 11, 1994, BCM owned 1,147,851 Shares of the Company's Common Stock, 39.2% of the Company's then outstanding Shares.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross revenue of the properties under management. In many cases, Carmel, Ltd. subcontracts with other entities for the provision of some of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) Syntek West, Inc. ("SWI"), of which Gene E. Phillips is the sole stockholder
(ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene
E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's shopping center to Carmel Realty, Inc., which is owned by SWI.

EXECUTIVE COMPENSATION

     The Company has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The Directors and executive officers of the Company who are also officers or employees of the Company's Advisor are compensated by the Advisor. Such affiliated Directors and executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only direct remuneration paid by the Company is to those Directors who are not officers or employees of BCM or its affiliated companies. The Company compensates such Independent Directors at a rate of $5,000 per year, plus $500 per meeting attended and $300 per Audit Committee meeting attended. During 1993, $35,450 was paid to Independent Directors in total Directors' fees for all meetings, as follows: Al Gonzalez, $7,600; Tilmon Kreiling, Jr., $7,000; Ryan T. Phillips, $8,100; G. Wayne Watts, $11,000; and David Kipper, a Director through April 1993, $1,750.

     In July 1987, the Company's Board of Directors, including all of the Independent Directors, approved the Company's 1987 Stock Option Plan (the "Plan"). The Plan was approved by the Stockholders at the Company's Annual Meeting on June 8, 1988. The Plan was intended principally as an incentive for and as a means of encouraging ownership of the Company's Common Stock, by eligible persons, including certain Directors and officers of the Company. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment), or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of the Company, or to persons who fail to satisfy certain criteria concerning ownership of less than 10% of the Company's Shares. The Plan is administered by the Stock Option Committee, which currently consists of two Independent Directors of the Company. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. The Company receives no consideration for the grant of an option. As of November 11, 1994, there were no stock options outstanding under the Plan.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Shares of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on

December 31, 1988 in the Company's Shares of Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

      Measurement Period                           DJ Equity        DJ Real
    (Fiscal Year Covered)         The Company        Index        Estate Index
    ---------------------         -----------      ---------      ------------
1988                                       100             100             100
1989                                        37             131              89
1990                                         8             126              61
1991                                        21             152              79
1992                                        26             180              95
1993                                        97             198             120

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Management. The following table sets forth the ownership of Shares of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the Directors and executive officers of the Company, as of the close of business on November 11, 1994.

                       NAME OF                       NUMBER OF SHARES                  PERCENT OF
                   BENEFICIAL OWNER                 BENEFICIALLY OWNED                  CLASS(1)
    ----------------------------------------------  ------------------                 ----------
    All Directors and Executive Officers as a
      group (9 persons)...........................       1,759,268(2)(3)(4)(5)(6)(7)      60.1%

- - - ---------------
(1) Based on 2,929,164 Shares outstanding on November 11, 1994.

(2) Includes 204,522 Shares owned by CMET over which Oscar W. Cashwell may be deemed to be the beneficial owner by virtue of his position as President of CMET. Also includes 48,933 Shares owned by NOLP over which Mr. Cashwell may be deemed to be the beneficial owner by virtue of his positions as President and director of SAMI, the managing general partner of SAMLP, the general partner of NOLP. Mr. Cashwell disclaims beneficial ownership of such Shares.

(3) Includes 1,147,851 Shares owned by BCM over which Mr. Cashwell and Ryan T. Phillips may be deemed to be the beneficial owners by virtue of their positions as President and director, respectively, of BCM. Messrs. Cashwell and Phillips each disclaim beneficial ownership of such Shares.

(4) Includes 24,583 Shares owned by the Gene E. Phillips Children's Trust, of which Ryan T. Phillips is a beneficiary.

(5) Includes 445 Shares owned directly by Ryan T. Phillips.

(6) Includes 608 Shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power, and an additional 83 Shares held by Mr. Holland in an individual retirement account.

(7) Includes 381,176 Shares issued to Rosedale Equities, Inc., a wholly-owned subsidiary of the Company. Such Shares are pledged as additional collateral for loans to the Company.

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the Shares of the Company's Common Stock as of the close of business on November 11, 1994.

                       NAME AND ADDRESS                      NUMBER OF SHARES         PERCENT OF
                     OF BENEFICIAL OWNER                    BENEFICIALLY OWNED         CLASS(1)
    ------------------------------------------------------  -------------------       ----------
    Basic Capital Management, Inc.........................       1,147,851               39.2%
      10670 N. Central Expressway
      Suite 300
      Dallas, Texas 75231
    Donald C. Carter......................................         417,359               14.2%
      Sunninghill
      Old Brookville, New York 11545
    Rosedale Equities, Inc................................         381,176               13.0%
      10670 N. Central Expressway,
      Suite 300
      Dallas, Texas 75231
    Continental Mortgage and Equity Trust.................         204,522                7.0%
      10670 N. Central Expressway
      Suite 300
      Dallas, Texas 75231
    Oscar W. Cashwell.....................................       1,401,306(2)(3)         47.8%
      10670 N. Central Expressway
      Suite 600
      Dallas, Texas 75231
    Ryan T. Phillips......................................       1,172,879(3)(4)(5)      40.0%
      10670 N. Central Expressway
      Suite 300 Dallas, Texas 75231

- - - ---------------
(1) Based on 2,929,164 Shares of Common Stock outstanding on November 11, 1994.

(2) Includes 204,522 Shares owned by CMET over which Oscar W. Cashwell may be deemed to be beneficial owner by virtue of his position as President of CMET. Also includes 48,933 Shares owned by NOLP over which Mr. Cashwell may be deemed to be the beneficial owner by virtue of his positions as President and director of SAMI, the managing general partner of SAMLP, the general partner of NOLP. Mr. Cashwell disclaims beneficial ownership of such Shares.

(3) Includes 1,147,851 Shares owned by BCM over which Oscar W. Cashwell and Ryan
     T. Phillips may be deemed to be the beneficial owners by virtue of their positions as President and director, respectively, of BCM. Messrs. Cashwell and Phillips disclaim beneficial ownership of such Shares.

(4) Includes 24,583 Shares owned by the Gene E. Phillips Children's Trust. Ryan
     T. Phillips is a beneficiary of such trust.

(5) Includes 445 Shares owned by Ryan T. Phillips.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Policies with Respect to Certain Activities. The By-laws of the Company as amended provide, in accordance with Georgia law, that no contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Company's Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if one or more of the following three conditions are met: (i) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Company's Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; (ii) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such Stockholders; or
(iii) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Company's Board of Directors, a committee thereof, or the Stockholders.

     The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested Directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the Stockholders at the time of such approval or ratification under the circumstances then prevailing. Such Directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investment alternatives available at the time and were at least as advantageous to the Company as other investments that could have been obtained.

     The Company expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, Directors or Stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested Directors as discussed above.

     The Company does not prohibit its officers, Directors, Stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

     As mentioned above, BCM is a corporation of which Messrs. Cashwell, Blaha, Schrauff, Holland, Potera and Waldman serve as officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips, the trustees of which are Mickey Ned Phillips and Ryan T. Phillips. Mickey Ned Phillips and Ryan T. Phillips (a Director of the Company), brother and son, respectively, of Gene E. Phillips, are also directors of BCM.

     Mr. Cashwell is the President of CMET, IORT and TCI and owes fiduciary duties to such entities as well as to BCM under applicable law. CMET, IORT and TCI have the same relationship with BCM as does the Company. In addition, BCM has been engaged to perform certain administrative functions for NRLP and NOLP. Gene E. Phillips is a general partner of SAMLP, NRLP's and NOLP's general partner, and is an officer and director of SAMLP's managing general partner, SAMI. BCM is the sole stockholder of SAMI. The Company is a limited partner and a 76.8% owner of SAMLP. Al Gonzalez, a Director of the Company, is the father of Randall K. Gonzalez, who is a trustee or director of CMET, IORT and TCI, and President and Managing Partner of TMC Realty Advisors, Inc. ("TMC"), an entity which provided property-level management services to certain properties owned by the Company until August 15, 1994. In 1993, TMC earned fees of $110,700 from the Company for performing such services.

     In August 1991, BCM funded a loan in the amount of $100,000 to Al Gonzalez. The note was secured by a residence and bore interest at 2% above the prime rate. The note matured on December 31, 1992. As of June 1, 1994, the note was paid in full.

     Since February 1, 1990, the Company has contracted with affiliates of BCM for property management services. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, a company of which Gene E. Phillips is the sole stockholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's shopping center to Carmel Realty, Inc., which is owned by SWI.

     Affiliates of BCM provide brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

     As of November 11, 1994, BCM owned 1,147,851 Shares of the Company's Common Stock, 39.2% of the Shares then outstanding.

     The Company owns a beneficial interest in each of CMET, IORT TCI, NRLP and SAMLP. In addition, CMET and NRLP own a beneficial interest in the Company and SAMLP owns a beneficial interest in TCI.

RELATED PARTY TRANSACTIONS

     In April 1990, SAMLP made a $1.4 million unsecured loan to Equity Health and Finance Corporation ("Equity Health"), an entity affiliated with BCM. The note bore interest at 12% per annum, originally matured on April 10, 1991 and was extended to May 9, 1994. In June 1991, Equity Health merged into BCM, and BCM assumed the note. The note was repaid in full in May 1994.

     In 1990, SAMLP executed a settlement agreement in a class action lawsuit arising from the formation of NRLP. Among other things, the settlement required that Messrs. Phillips and Friedman make a capital contribution to NRLP of $2.0 million in the form of a promissory note which is guaranteed by SAMLP. In addition, SAMLP paid $500,000 to NRLP under the settlement on behalf of Messrs. Phillips and Friedman pursuant to certain indemnification provisions under the SAMLP agreement of limited partnership and indemnified them for their obligations under the $2.0 million promissory note. In May 1994 SAMLP made the fourth and final annual installment of principal and interest on such note, in the amount of $631,000.

     In April 1991, the Company paid $208,000 in cash to acquire all of the capital stock of a corporation which owned 181 developed residential lots located in Fort Worth, Texas subject to $1.2 million of mortgage debt owed to CMET. The loan was repaid in full in August 1993. CMET is an entity having the same advisor as the Company. As of November 11, 1994, the Company owned approximately 32.8% of CMET's outstanding shares of beneficial interest and CMET owned approximately 7.0% of the outstanding Shares of the Company's Common Stock.

     In June 1992, the Company sold 397,359 newly issued Shares of its common stock to Donald C. Carter, a private investor, for $1.9 million cash. Terms of the sale agreement provide Mr. Carter with an option to require the Company to reacquire up to 360,000 of the Shares at $6.11 per share, for a total of $2.2 million. Such option is exercisable by Mr. Carter for a two-year period expiring in March 1995. To secure its payment obligations under the option agreement, the Company assigned its interest in the $22 million note receivable secured by the Continental Hotel and Casino in Las Vegas, Nevada. In addition, BCM and the trust that beneficially owns BCM agreed to guarantee the Company's payment obligation to purchase such Shares.

     In January 1992, the Company entered into a partnership agreement with an entity affiliated with Mr. Carter to acquire 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The Company paid $717,000 in cash for its 50% general partnership interest. The partnership agreement designates the Company as managing general partner. The partnership agreement also provides that the other general partner is guaranteed a 10% return on its investment. As of September 30, 1994, 56 of the lots had been sold, and 231 lots remained to be sold.

     In June 1992, the Company obtained a $3.3 million loan from Mr. Carter. The note bears interest at 10% and matures in May 1995. Interest payments are made monthly in addition to ten quarterly principal payments of $330,000 each, which commenced March 1, 1993. The note is collateralized by an assignment of the Company's interest in a partnership which owns residential lots in Fort Worth, Texas and the Company's interest in undeveloped land in downtown Atlanta, Georgia. The loan also provides for Mr. Carter's participation in the proceeds from either the sale or refinancing of the Atlanta land to the extent of 15.57% of the net proceeds, as defined, in excess of $10 million. Mr. Carter also had the right during a period beginning eighteen months from the date of the loan and continuing ninety days thereafter to put his participation to the Company in exchange for a payment of $623,000. On December 2, 1993, Mr. Carter exercised his put which required full payment by the Company within 30 days. Mr. Carter agreed to extend the payment date to January 2, 1995, and BCM and the trust that beneficially owns BCM agreed to guarantee the Company's payment obligation.

     In September 1992, the Company agreed to sell its entire holdings in NIRT to William S. Friedman, the President and a Trustee of NIRT, members of his family and his affiliates. At the time, NIRT had the same advisor as the Company and Mr. Friedman served as President of the Company. BCM resigned as advisor to NIRT effective March 31, 1994. The agreement provided for the Company to sell its 741,592 NIRT shares at the then market price of $6.875 per share. As of December 31, 1993, the Company had transferred all of its NIRT shares to Mr. Friedman and his affiliates in exchange for cash of $2.9 million, 42,260 limited partner units of NRLP, 105,096 shares of CMET, 10,075 shares of IORT and 118,500 shares of TCI.

     In 1993, the Company paid BCM and its affiliates $1.2 million in advisory and mortgage servicing fees, $180,000 in real estate brokerage commissions, $102,000 in loan arrangement fees and $45,000 in property management fees. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $288,000 in 1993.

                         SELECTION OF AUDITORS FOR 1994

     The Board of Directors has selected BDO Seidman to serve as the auditors for the Company for the 1994 fiscal year. The Company's auditors for the 1993 fiscal year were BDO Seidman. A representative of BDO Seidman will attend the annual meeting.

                                 OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

     The audited consolidated balance sheets of the Company, in comparative form as of December 31, 1993 and 1992, and the audited consolidated statements of operations and consolidated statements of cash flows for the years ended December 31, 1993, 1992 and 1991 are contained in the 1993 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to Stockholders to solicit proxies on behalf of the Directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Beacon Hill Partners ("Beacon Hill") to assist in the solicitation of proxies. An agreement with Beacon Hill provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. Beacon Hill is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.

                                            By Order of the Board of Directors

                                            /s/ KARL L. BLAHA
                                            KARL L. BLAHA
                                            President

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR BOTH OF THE NOMINEES ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 19, 1994

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          AMERICAN REALTY TRUST, INC.

     The undersigned hereby appoints HAMILTON P. SCHRAUFF and ROBERT A. WALDMAN, and each of them, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of AMERICAN REALTY TRUST, INC., to be held on Monday, December 19, 1994, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the matters on the reverse side.

     THE BOARD OF DIRECTORS OF AMERICAN REALTY TRUST, INC. RECOMMENDS A VOTE FOR BOTH NOMINEES.

     YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOX FOR ELECTION OF CLASS III DIRECTORS. PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES. THIS PROXY REVOKES ALL PREVIOUS PROXIES.


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                       WITHHOLD
1. Election of   FOR   AUTHORITY        (1) Instruction: To withhold
   Class III     / /      / /               authority  to vote for any
   Directors:                               individual nominee, write  that
                                            nominee's name in the space
NOMINEES: Ryan T. Phillips and              provided. When a proxy card is
          Dale A. Crenwelge                 properly executed and returned, the
                                            Shares represented thereby will be
For all nominees listed except as           voted in favor of the election for
marked to the contrary below:(1)            each of the nominees, unless
                                            authority to vote for any such
- - - ---------------------------------           nominee is specifically withheld.
                                            There will be no cumulative voting
                                            for the Class III Directors. If any
                                            nominee is unable to serve or will
                                            not serve (an event which is not
                                            anticipated), then the person acting
                                            pursuant to the authority granted
                                            under the proxy will cast votes for
                                            the remaining nominees and, unless
                                            the Board of Directors takes action
                                            to reduce the number of Class III
                                            Directors, for such other person as
                                            he or she may select in place of
                                            such nominee.


                                         2. Other Business: I Authorize
                                            the aforementioned Proxies in their
                                            discretion to vote upon  such other
                                            business as may properly come before
                                            the Annual Meeting and any
                                            adjournments thereof.

                                                   FOR     AGAINST     ABSTAIN
                                                   / /       / /         / /








SIGNATURE__________________________________  DATED:_______________________, 1994

SIGNATURE (IF HELD JOINTLY)________________  TITLE______________________________

Please sign exactly as name appears herein. When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for a corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If Shares are held in more than one capacity, this proxy shall be deemed valid for all Shares held in all capacities.

               PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY